UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2022

 TFF PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39102	82-4344737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1751 River Run, Suite 400 Fort Worth, Texas 76107
(Address of principal executive offices)

(817) 438-6168
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.001	TFFP	Nasdaq Global Market

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 7, 2022, TFF Pharmaceuticals, Inc. held its 2022 Annual Meeting of Stockholders, for the purposes of:

•	Electing six directors, each to serve until our 2023 Annual Meeting of Stockholders; and
•	Ratifying the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

All of the persons nominated to serve on our board of directors, namely Aaron Fletcher, Glenn Mattes, Brandi Roberts, Robert S. Mills, Stephen C. Rocamboli and Harlan Weisman, were elected to our board of directors, with shares voted as follows:

Name	For	Withheld	Broker Non-Vote
Aaron Fletcher	9,020,888	682,000	6,719,559
Glenn Mattes	6,511,092	3,191,796	6,719,559
Brandi Roberts	8,955,687	747,201	6,719,559
Robert S. Mills	8,363,326	1,339,562	6,719,559
Stephen C. Rocamboli	8,918,789	784,099	6,719,559
Harlan Weisman	8,836,216	866,672	6,719,559

In addition, our shareholders ratified the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, with shares voted as follows:

For	15,679,280
Against	365,981
Abstain	377,186

There were no broker non-votes on the ratification of our independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFF PHARMACEUTICALS, INC.

Dated: November 8, 2022	/s/ Kirk Coleman
Kirk Coleman,
Chief Financial Officer